UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2016

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01       Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Peregrine Pharmaceuticals, Inc. (the “Company”) received a letter from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) on October 11, 2016 providing notification that in accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company is eligible for an additional 180 calendar day period, or until April 10, 2017, to regain compliance with the minimum $1.00 bid price per share requirement for continued listing on The NASDAQ Capital Market under NASDAQ’s Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). Previously, on April 12, 2016, NASDAQ had notified the Company that it did not meet the Minimum Bid Price Requirement for continued listing on The NASDAQ Capital Market, and the Company was given until October 10, 2016 to regain compliance. The October 11, 2016 notification letter has no effect at this time on the listing of the Company’s common stock on The NASDAQ Capital Market or trading of the Company’s common stock.

The Staff’s determination in the October 11, 2016 notification letter was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The NASDAQ Capital Market with the exception of the Minimum Bid Price Requirement, and the Company’s written notice to NASDAQ of its intention to regain compliance by effecting a reverse stock split, if necessary. The Company may achieve compliance during this additional 180-day period if the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, but generally no more than 20 consecutive business days, before April 10, 2017.

If the Company chooses to implement a reverse stock split in order to regain compliance with the Minimum Bid Price Requirement, the Company must complete the split no later than 10 business days prior to April 10, 2017 in order to timely regain compliance. If the Company does not regain compliance by April 10, 2017, the Staff indicated that it will provide written notification to the Company that its common stock will be delisted. At that time, the Company may appeal the Staff’s delisting determination to a NASDAQ Hearings Panel (“Panel”). The Company’s common stock would remain listed pending the Panel’s decision. There can be no assurance that, if the Company does appeal any delisting determination by the Staff to the Panel, that such appeal would be successful.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: October 12, 2016	By: /s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer

3